CONSENT OF KPMG LLP

Exhibit 23.1

ACCOUNTANT'S CONSENT

The Board of Directors
Abrams Industries, Inc.:

         We consent to the incorporation by reference herein of our report dated June 4, 1999, with respect to the consolidated balance sheet of Abrams Industries, Inc. and subsidiaries as of April 30, 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended April 30, 1999 and 1998, which report appears in the April 30, 1999 Annual Report on Form 10-K of Abrams Industries, Inc.

/s/ KPMG LLP
Atlanta, Georgia
September 25, 2000